EXHIBIT  3.1

             RESTATED CERTIFICATE OF CERTIFICATE OF INCORPORATION
                                    OF
                        DOVER INVESTMENTS CORPORATION


        Dover Investments Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        A.  The name of the corporation is Dover Investments Corporation.
The corporation was originally incorporated under the name of Homestead Financial Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 11, 1986.

        B. This Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation, as amended, of the corporation.

        C. The text of the Restated Certificate of Incorporation as amended and supplemented shall be and read in full as follows:

            FIRST:  The name of the corporation is Dover Investments
Corporation.

            SECOND: The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH: (a) The aggregate number of shares which the corporation is authorized to issue is 3,000,000 shares, all which shall be shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 2,000,000 shall be shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"), and 1,000,000 shall be shares of Class B Common Stock, $.01 par value per share ("Class B Common Stock").

            (b) Common Stock. The relative voting, dividend, liquidation and other rights, preferences and limitations or restrictions of the Class A Common Stock and Class B Common Stock are stated in this Certificate of Incorporation as follows:

            (i) Voting. Except as otherwise required by Article EIGHTH or NINTH or by applicable law, voting power shall be divided between the holders of Class A Common Stock and Class B Common Stock of the corporation as follows:

                (A) With respect to the election of directors, holders of
            Class A Common Stock, voting as a separate class, shall be entitled to elect that number of directors which constitutes twenty-five percent (25%) of the authorized number of members of the Board of Directors of the corporation and, if such twenty-five percent (25%) is not a whole number, then the holders of Class A Common Stock shall be entitled to elect the next higher whole number of directors that is at least twenty-five percent (25%) of the authorized number of members of the Board of Directors of the corporation. The holders of the Class B Common Stock, voting as a separate class, shall be entitled to elect the remaining directors.

                (B) The holders of Class A Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected exclusively by the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected exclusively by the holders of Class B Common Stock.

                (C) If, on the record date for any meeting of stockholders at which directors are to be elected, the number of outstanding shares of Class B Common Stock is less than twelve and one-half percent (12.50%) of the total number of shares of Common Stock of both classes then outstanding, then the holders of Class A
            Common Stock shall be entitled to vote with the holders of Class B Common Stock as a single class (with the respective number of votes per share provided by paragraph (b)(i)(D) of this Article FOURTH) to elect all of the directors not elected exclusively by the holders of Class A Common Stock as provided by paragraph
            (b)(i)(A) of this Article FOURTH.

                (D) At every meeting of stockholders, every holder of Class A
            Common Stock shall be entitled to one vote for every share of Class A Common Stock standing in such stockholder's name on the record of stockholders and every holder of Class B Common Stock shall be entitled to ten votes for every share of Class B
            Common Stock standing in such stockholder's name on the record of stockholders.

                (E) Except as otherwise required by applicable law or any
            other provision of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to the stockholders for a vote, including any amendment to this Certificate of Incorporation which would increase or decrease the number of authorized shares of Class A Common Stock and Class B Common Stock.

                (F) If, at any time, there shall be shares of only one class of Common Stock issued and outstanding, the holders of such class shall be entitled to elect the entire Board of Directors.

            (ii) Dividends. (A) Subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor; provided, however, that during any calendar year, no cash dividends may be paid on Class B Common Stock unless the corporation shall have paid cash dividends with respect to Class A Common Stock, either concurrently or previously during such calendar year, in an amount per share not less than 10% greater than the aggregate cash dividends per share, if any, paid by the corporation on Class B Common Stock during such calendar year.

                (B) No distribution or dividend payable in Class A Common Stock may be declared on Class A Common Stock unless a distribution or dividend payable in Class B Common Stock at the same time and at the same rate per share is concurrently declared on Class B
            Common Stock then outstanding. No distribution or dividend payable in Class B Common Stock may be declared on Class B
            Common Stock unless a distribution or dividend payable in Class A Common Stock at the same time and at the same rate per share is concurrently declared on Class A Common Stock then outstanding.
            So long as shares of both Class A Common Stock and Class B Common Stock shall remain outstanding, no dividend or distribution payable in property or securities of any other class or kind of the corporation shall be declared or paid on either of such classes unless a dividend equal in kind and amount on a per share basis and payable at the same time is concurrently declared on the other class. No split-up, combination or other reclassification of the shares of Class A Common Stock or Class B Common Stock into a different number of shares of such class shall be made unless a split-up, combination or other reclassification of the shares of the other class then outstanding, if any, into a different number of shares of such other class if made at the same time and at the same rate per share.

            (iii) Conversion Rights. (A) Subject to the terms and conditions of this Article FOURTH, each share of Class B Common Stock shall be convertible at any time, at the option of the respective holder thereof, at the office of any transfer agent for Class B
        Common Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the corporation (to the attention of the Secretary of the corporation), into one fully paid and non-assessable share of Class A Common Stock. Upon conversion, the corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Common Stock surrendered for conversion or on account of any dividends on the Class A Common Stock issuable on such conversion. Before any holder of Class B
        Common Stock shall be entitled to convert the same into Class A Common Stock, such holder shall surrender the certificate or certificates for such Class B Common Stock at the office of said transfer agent
        (or other place as provided above), which certificate or certificates, if the corporation shall so request, shall be duly endorsed to the corporation or in blank or accompanied by proper instruments of transfer to the corporation or in blank
        (such endorsements or instruments of transfer to be in a form satisfactory to the corporation), and shall give written notice to the corporation at said office that such holder elects so to convert said Class B Common Stock in accordance with the terms of this subsection (b)(iii)(A), and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Class A Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class B Common Stock and the corporation, whereby the holder of such Class B Common Stock shall be deemed to subscribe for the amount of Class A Common Stock which such holder shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Common Stock to be converted and to release the corporation from all liability thereunder, and thereby the corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription or Class A Common Stock to be issued upon such conversion.
        The corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Common Stock issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to such holder's nominee or nominees, a certificate or certificates for the number of full shares of Class A Common
        Stock to which such holder shall be entitled as aforesaid. Subject to the provisions of subsection (b)(iii)(C) below, such conversion shall be deemed to have been made as of the date of such surrender of Class B Common Stock to be converted, and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of the Class B Common Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

                (B) The issuance of certificates for shares of Class A Common
            Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the corporation that such tax has been paid.

                (C) The corporation shall not be required to convert Class B
            Common Stock, and no surrender of Class B Common Stock shall be effective for that purpose, while the stock transfer books of the corporation are closed for any purpose; but the surrender of Class
            B Common Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered.


                (D) The corporation shall at all times reserve and keep
            available, out of its authorized and unissued shares, solely for the purpose of effecting the conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Class B Common Stock which at any such times are convertible.

            (iv) Liquidation Rights. In the event of any merger or consolidation to which the corporation is a party, the Class A Common Stock and the Class B Common Stock shall be of equal rank and shall entitle the holders thereof to equal rights and privileges. In the event of a dissolution or liquidation of the corporation, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency or upon any distribution of its capital, the Class A Common Stock and the Class B Common Stock shall be of equal rank and shall entitle the holders thereof to equal rights and privileges.

            (v) Restriction on Issuance of Class B Common Stock. Except as otherwise expressly provided in this paragraph (b)(v) of Article FOURTH, the corporation shall not issue any authorized shares of Class B Common Stock unless such issuance, or a transaction contemplating such issuance, shall have been approved or authorized by the affirmative vote of the holders of not less than a majority of the outstanding shares of Class A Common Stock present in person or by proxy, voting as a separate class, at a meeting of the stockholders of the corporation at which such issuance or transaction is voted upon. Notwithstanding the foregoing, the corporation may issue authorized shares of Class B Common Stock, without the vote of the Class A Common Stock described above:

                (A) to officers, directors or employees of the corporation or any direct or indirect subsidiary of the corporation pursuant to any stock grant, stock option, stock purchase or other employee benefit plan or agreement; and

                (B) subject to paragraph (b)(ii)(B) of Article FOURTH, pursuant to any stock split with respect to the Class B Common Stock, or stock dividend or distribution payable in Class B Common Stock.

            In addition, subsequent to the effective date of the Agreement and Plan of Merger between the corporation and Homestead Financial Corporation, a California corporation, the corporation may from time to time issue, without the vote of the Class A Common Stock described above, an aggregate of 750,000 shares of Class B Common Stock.

            FIFTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have power to make, alter, amend and repeal the by-laws (except so far as the by-laws adopted by the stockholders shall otherwise provide). Any by-laws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders.

            SIXTH: (a) The business and affairs of the corporation shall be managed by the Board of Directors of the corporation.

            (b) The number of directors which shall constitute the whole Board of Directors of the corporation shall be as specified in the by-laws of the corporation.

            (c)  To the fullest extent permitted by the General Corporation
Law of the State of Delaware, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next election of directors by the stockholders and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The foregoing notwithstanding, for so long as shares of Class A Common Stock and Class B Common Stock shall remain outstanding:
(i) any vacancy in the office of a director elected exclusively by the holders of Class A Common Stock may be filled by a vote of the holders of Class A Common Stock voting as a separate class; (ii) any vacancy in the office of a director elected exclusively by the holders of Class B Common Stock may be filled by a vote of the holders of Class B Common Stock voting as a separate class; and (iii) the Board of Directors may be enlarged by the Board of Directors only to the extent that at least twenty-five percent (25%) of the enlarged Board of Directors consists of directors elected by the holders of Class A Common Stock as provided by paragraph (b)(i)(A) of Article FOURTH or by persons appointed to fill vacancies resulting from such increase created by the death, resignation, disqualification, removal or other cause of directors elected or to be elected exclusively by the holders of Class A Common Stock.

            (d) To the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

            SEVENTH: (a) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the by-laws of the corporation.

            (b) Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

            EIGHTH: (a) In addition to any affirmative vote required by law, this Certificate of Incorporation, any resolution or resolutions adopted by the Board of Directors pursuant to its authority under Article FOURTH of this Certificate of Incorporation, any agreement with any national securities exchange or otherwise, any Business Combination involving the corporation or any Subsidiary and any Related Person or any Affiliate or Associate of a Related Person shall be subject to approval or authorization in the manner provided by this Article EIGHTH. Certain capitalized terms used herein are defined in paragraph (d) of this Article EIGHTH.

            (b) Except as otherwise expressly provided in paragraph (c) of this Article EIGHTH, no Business Combination shall be consummated or effected, either directly or indirectly, unless such Business Combination shall have been approved or authorized by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66.666%) of the outstanding shares of Voting Stock which are not Beneficially Owned by any Related Person or an Affiliate or Associate of such Related Person, voting together as a single class (it being understood that for purposes of this Article EIGHTH, each share of Voting Stock shall have one vote, notwithstanding any provision contained in Article FOURTH to the contrary), notwithstanding the fact that no vote for such transaction or approval by some lesser percentage of stockholders may be required or specified by law, this Certificate of Incorporation, any resolution or resolutions adopted by the Board or Directors of the corporation pursuant to its authority under Article FOURTH of this Certificate of Incorporation, any agreement with any national securities exchange or otherwise.

            (c) The approval or authorization of any Business Combination in the manner provided for by paragraph (b) of this Article EIGHTH shall not be required if all the conditions specified in either paragraph (c)(i) or paragraph (c)(ii) of this Article EIGHTH are satisfied:

            (i) such Business Combination shall have been expressly approved by not less than two-thirds of the Continuing Directors, either in advance of or subsequent to a Related Person having become a Related Person; or

            (ii) all of the conditions specified in the following clauses shall have been met:

                (A) the Fair Market Value as of the Consummation Date of the
            consideration to be received per share of each class or series of Capital Stock by Disinterested Stockholders in the Business Combination is not less than the Highest Per Share Price (it being understood that the provisions of this subparagraph
            (c)(ii)(A) shall be required to be met with respect to every class or series of the outstanding Capital Stock, whether or not the Related Person has previously acquired any shares of a particular series or class of Capital Stock); and

                (B) the form of consideration to be received by Disinterested
            Stockholders in the Business Combination shall be United States currency or the form of consideration used by the Related Person in acquiring the largest aggregate number of shares of the Capital Stock that such Related Person has previously acquired; and

                (C) after such Related Person has become a Related Person and prior to the Consummation Date: (1) except as approved by not less that two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Capital Stock; (2) there shall have been (a) no reduction in the annual rate of dividends paid on the Class A Common Stock or Class B Common Stock (except as necessary to reflect any subdivision of the Class A Common Stock or the Class B Common Stock, as the case may be), except as approved by not less than two-thirds of the Continuing Directors, and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Class A Common Stock or the Class B Common Stock, unless the failure so to increase such annual rate is approved by not less than two-thirds of the Continuing Directors; and (3) such Related Person shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person;
            and

                (D) after such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the corporation of in the ordinary course of business), of any loans, advances guarantees, pledges or other financial assistance or tax advantages provided by the corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise: and

                (E) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Act as then in effect shall have been mailed to all Disinterested Stockholders at least thirty (30) days prior to the date of the stockholders' meeting at which such Business Combination is to be considered (whether or not a proxy or information statement is required to be mailed pursuant to the Act) and such proxy or information statement shall have contained at the front thereof, in a prominent place, such recommendations and other relevant information concerning the Business Combination as a majority of the Continuing Directors may determine so to include.

            (d)  For the purposes of this Article EIGHTH:

            (i)  The term "Act" shall mean the Securities Exchange Act of
        1934, as amended, and the rules and regulations promulgated thereunder, or any similar United States statute enacted to supersede or supplement the Act.

            (ii) The term "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 under the Act, as in effect on December 3, 1986, and shall include any Person that, after giving effect to a Business Combination, would become an Affiliate, but shall not include the corporation or any subsidiary.

            (iii) The term "Announcement Date" shall mean the date of the first public announcement of a proposed Business Combination.

            (iv) The term "Associate" shall have the meaning ascribed to it in Rule 12b-2 under the Act as in effect on December 3, 1986 (the term "registrant", as used in such Rule 12b-2, meaning in this case the corporation), and shall include any Person that, after giving effect to a Business Combination, would become an Associate, but shall not include the corporation or any subsidiary.

            (v) The terms "Beneficial Owner" or "Beneficially Owned" shall mean, or refer to stock ownership by, any Person who beneficially owns any Voting Stock within the meaning ascribed in Rule 13d-3 under the Act as in effect on December 3, 1986 or who has the right to acquire any such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time or subject to any condition) pursuant to any agreement, contract, arrangement or understanding or upon the exercise of any conversion, exchange or other right, warrant or option, or otherwise. A Person shall be deemed the Beneficial Owner of all Capital Stock of which any Affiliate or Associate of such Person is the Beneficial Owner.

            (vi) The term "Business Combination" shall mean any (A) merger or consolidation of the corporation or a Subsidiary with or into a Related Person or any other corporation which is, or after such merger or consolidation would be, an Affiliate or Associate of a Related Person; (B) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate or Associate of any Related Person, of all or any Substantial Amount of the assets of the corporation, one or more Subsidiaries, or the corporation and one or more Subsidiaries, other than in the ordinary course of business; (C) adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of any Related Person;
        (D) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to the corporation, one or more Subsidiaries or the corporation and one or more Subsidiaries (in one transaction or a series of transactions) of all or any Substantial Amount of the assets of a Related Person or any Affiliate or Associate of any Related Person, other than in the ordinary course of business; (E) issuance, pledge or transfer of securities of the corporation, one or more Subsidiaries, or the corporation and one or more Subsidiaries, (in one transaction or a series of transactions) to or with a Related Person or any Affiliate or Associate of any Related Person in exchange for a Substantial Amount of cash, securities or other property (or a combination thereof), except any issuance, pledge or transfer of such securities to any such Person if such Person is acting as an underwriter with respect to such securities; (F) reclassification of securities (including any reverse stock split) or recapitalization of the corporation, any merger or consolidation of the corporation with or into one or more Subsidiaries, or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate voting power or the proportionate share of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly Beneficially Owned by any Related Person or any Affiliate or Associate of any Related Person;
        (G) agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combinations; and (H) any series of transactions that not less than two-thirds of the Continuing Directors determine are related and, if taken together, would constitute a Business Combination under this definition of Business Combination.

            (vii) The term "Capital Stock" shall mean all capital stock of any class of the corporation authorized to be issued from time to time under the Certificate of Incorporation, whether now or hereafter outstanding.

            (viii) The term "Consummation Date" shall mean the date of the consummation of the Business Combination.

            (ix) The term "Continuing Director" shall mean any member of the Board of Directors of the corporation who is not the Related Person, and not an Affiliate, Associate, representative or nominee of the Related Person or of such an Affiliate or Associate, that is involved in the relevant Business Combination, and (A) was a member of the Board of Directors prior to the Determination Date with respect to such Related Person or (B) whose initial election as a director of the corporation succeeds a Continuing Director and was recommended by a majority vote of the Continuing Directors then in office; provided, that, in either case, such Continuing Director shall have continued in office after becoming a Continuing Director.

            (x) The term "Determination Date" shall mean the date and time at which a Person became a Related Person.;

            (xi) The term "Disinterested Stockholder" shall mean a holder of shares of a particular class or series of Capital Stock who is not
        (A) a Related Person with or for the benefit of whom a Business Combination is proposed to be consummated or (B) an Affiliate or Associate of such Related Person.

            (xii) The term "Fair Market Value" shall mean (A) in the case of United States currency, the amount thereof; (B) in the case of stock and other securities, the highest closing sales price during the 30-day period immediately preceding the date in question of a share or trading unit of such stock or security on the Composite
        Tape for New York Stock Exchange -- Listed Stocks, or, if such stock or security is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Act on which such stock or security is listed, or, if such stock or security is not listed on any such securities exchange, the highest closing sale price or bid quotation with respect to a share or trading unit of such stock or security during the 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system or, if no such quotations are available, the fair market value on the date in question of a share or trading unit of such stock or security as determined in good faith by a majority vote of the Continuing Directors; and (C) in the case of property other than cash, stock or other securities, the fair market value of such property on the date in question as determined in good faith by a majority vote of the Continuing Directors.

            (xiii) The term "Highest Per Share Price" shall mean, with respect to the consideration to be received per share of each class or series of Capital Stock by Disinterested Stockholders in any particular Business Combination, the higher of the following:

                (A) the highest per share price (including brokerage
            commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person in acquiring Beneficial
            Ownership of any of its holdings of such class or series of Capital Stock of this corporation (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction or series of transactions in which the Related Person became a Related Person (but only if the Determination Date with respect to such Related Person shall have been less than two years prior to the Announcement Date), whichever is higher; or

                (B) the Fair Market Value per share of the shares of Capital
            Stock being acquired in the Business Combination as of (1) the Announcement Date or (2) the Determination Date with respect to such Related Person (but only if such Determination Date shall have been less than two years prior to the Announcement
            Date), whichever is higher; or

                (C) in the case of any class or series of outstanding Capital
            Stock other than Class A Common Stock and Class B Common Stock, the (1) highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled as of the Consummation Date in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event, or
            (2) highest redemption price to which the holders of such class or series of Capital Stock would be entitled, whichever is higher.

            For the purposes of this paragraph (d)(xiii), (A) the price deemed to have been paid by a Related Person for any shares of Capital Stock of which an Affiliate or Associate is the Beneficial Owner shall be the price which is the highest of the following: (1) the price paid upon the acquisition thereof by the relevant Affiliate or Associate (if any, and whether or not such Affiliate or Associate was an Affiliate or Associate at the time of such Acquisition) or (2) the Fair Market Value of such Capital Stock as of the day when the Related Person became a Beneficial Owner there; (B) in determining the Highest Per Share Price, all purchases by the Related Person shall be taken into account, regardless of whether the shares were purchased before or after the Related person became a Related Person;
        (C) a Person shall be deemed to have acquired a share of Capital Stock at the time when such Person became the Beneficial Owner thereof;
        and (D) appropriate adjustments shall be made to reflect the relevant effect of any stock dividends, splits and distributions and any combination or reclassification of Capital Stock.

            (xiv) The phrase "consideration to be received" as used in subparagraph (c)(ii)(A) of this Article EIGHTH shall include, without limitation, the shares of Class A Common Stock and Class B Common Stock or any other class or series of Capital Stock retained by the Disinterested Stockholders in the event of a Business Combination that is a merger or consolidation in which the corporation is the surviving entity.

            (xv) The term "Person" shall mean any individual, corporation, partnership or other entity, including any group comprising of any Person and any other Person or any Affiliate or Associate thereof with whom such Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock and each Person, and any Affiliate or Associate thereof, that is a member of such group.

            (xvi) The term "Related Person" shall mean any Person who, alone or together with any Affiliates or Associates:

                (A) is the Beneficial Owner, directly or indirectly, of an aggregate percentage of the outstanding Voting Stock equal to or exceeding ten percent (10%).

                (B) is the Beneficial Owner, directly or indirectly, of an aggregate percentage of the outstanding Class B Common Stock equal to or exceeding five percent (5%), or

                (C) is an assignee of or otherwise has succeeded to the Beneficial Ownership of any shares of Class B Common Stock or other Voting Stock which were at any time within the two-year period immediately prior to the date in question
            Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended;
            provided, however, that the term "Related Person" shall not include (x) the corporation or any Subsidiary all of the Capital Stock of or other ownership interest in which is directly or indirectly owned by the corporation, (y) any Person whose acquisition of such aggregate percentage of Voting Stock or Class B Common Stock was approved by not less than a two-thirds vote of the Continuing Directors prior to such acquisition or (z) any pension, profit sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee or fiduciary when acting in such capacity with respect to any such plan.

                (xvii) The term "Subsidiary" shall mean any Person a majority of any class of equity securities in which is owned, directly or indirectly, by the corporation, one or more Subsidiaries or the corporation and one or more Subsidiaries.

                (xviii)  The term "Substantial Amount" shall mean an amount of stock, securities or other assets or property having a Fair Market Value equal to ten percent (10%) or more of the Fair Market Value of the total consolidated assets of the corporation and its Subsidiaries taken as a whole as of the end of the most recent fiscal year of the corporation ended prior to the time as of which the determination is being made.

                (xix) The term "Voting Stock" shall mean all outstanding Class A Common Stock and Class B Common Stock of the corporation and all other outstanding Capital Stock, if any, entitled to vote on each matter on which the holders of record of Class A Common Stock and Class B Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of votes entitled to be cast by the holders of such shares of Class A Common Stock and Class B Common Stock and other Capital Stock voting as one class (it being understood that for purposes of this Article EIGHTH, each share of Voting Stock shall have one vote, notwithstanding any provision to the contrary contained in Article FOURTH of this Certificate of Incorporation).

            (e) The fact that any Business Combination complies with the provisions of paragraph (c)(ii) of this Article EIGHTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

            (f) Two-thirds of the Continuing Directors of the corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry,
(i) whether a person is a Related Party, (ii) the number of shares of Voting Stock Beneficially Owned by any person, and (iii) whether a person is an Affiliate or Associate of another. A majority of the Continuing Directors of the corporation shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

        NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the affirmative vote of not less that sixty-six and two-thirds percent (66.666 %) of the outstanding shares of Voting Stock which are not Beneficially Owned by any Related Person or any Affiliate or Associate of a Related Person (it being understood that for purposes of this Article NINTH, the terms "Voting Stock," "Beneficially Owned," "Related Person," "Affiliate" and "Associate" shall have the meanings assigned to such terms in Article EIGHTH), voting together as a single class (it being understood that for the purposes of altering, amending or repealing Article EIGHTH and this Article NINTH, each share of Voting Stock shall have one vote notwithstanding any provisions contained in Article FOURTH to the contrary) shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, the provisions set forth in Article EIGHTH and this Article NINTH.

        D. This Restated Certificate of Incorporation was proposed by the directors and duly adopted by the written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of Delaware to every stockholder entitled to such notice.

      IN WITNESS WHEREOF, such Dover Investments Corporation has caused this certificate to be signed by Lawrence Weissberg, its Chairman of the Board, President and Chief Executive Officer, and attested by Erika Kleczek, its Secretary, this 26th day of October, 1994.

                              DOVER INVESTMENTS CORPORATION


                              By:/s/ Lawrence Weissberg
                                     Lawrence Weissberg
                                     Chairman of the Board, President
                                     and Chief Executive Officer

Attest:

By:   /s/ Erika Kleczek
          Erika Kleczek
          Secretary


                          CERTIFICATE OF AMENDMENT OF
                     RESTATED CERTIFICATE OF INCORPORATION
                      OF HOMESTEAD FINANCIAL CORPORATION

          The undersigned, Lawrence Weissberg and Maijorie Roeckel, hereby certify that:

      1. They are the President and Assistant Secretary, respectively, of Homestead Financial Corporation, a Delaware corporation.

      2. The Restated Certificate of Incorporation of the corporation, filed with the Secretary of State of the State of Delaware on November 18, 1986, is hereby amended by replacing Article First thereof with the following Article First, to read in its entirety as follows:

          FIRST: The name of the corporation is "Dover Investments
          Corporation."

      3. The foregoing amendment to the Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation on March 3, 1993 and by the stockholders of the corporation on May 19, 1993, in accordance with the provisions of Section 242 of the Delaware, General Corporation Law.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seal this 19th day of May, 1993.

                          HOMESTEAD FINANCIAL CORPORATION

                          By:  /s/ Lawrence Weissberg
                                   Lawrence Weissberg,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer

Attest:

By: /s/ Marjorie Roeckel
        Marjorie Roeckel
        Assistant Secretary



                    HOMESTEAD FINANCIAL CORPORATION
                     AMENDED AND RESTATED BY-LAWS
                              ARTICLE I

                               OFFICES

SECTION 1. Registered Office.

          The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices.

          The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                              ARTICLE Il

                             STOCKHOLDERS

SECTION 1. Stockholder Meetings.

          (a) Time and Place of Meetings. Meetings of the stockholders shall be held at such times and places, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

          (b) Annual Meeting. (1) The annual meeting of the stockholders shall be held during the third week of the month of May in each year as designated by the Board of Directors, or at such other date as may be designated by the Board of Directors, for the election of directors and the transaction of such other business properly brought before such annual meeting of the stockholders and within the powers of the stockholders.

          (c) Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President of the Corporation, or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or at the request in writing of stockholders owning not less than twenty percent (20%) of the total voting power of any class of outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, but such special meetings of the stockholders may not be called by any other person or persons. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

          (d) Notice of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, written notice of each meeting of the stockholders shall be given not less than ten (10) days nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote thereat, directed to such stockholder's address as it appears upon the books of the Corporation, such notice to specify the place, date, hour and purpose or purposes of such meeting. When a meeting of the stockholders is adjourned to another time and/or place, notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting of the stock-holders at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or unless after the adjournment a new record date is fixed for such adjourned meeting, in which event a notice of such adjourned meeting shall be given to each stockholder of record entitled to vote thereat. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stock-holder by such stockholder's attendance thereat in person or by proxy. Any stockholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

          (e) Quorum. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the affirmative vote of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting of the stockholders, the presiding officer of such meeting may adjourn such meeting from time to time to another place, date or time, without notice other than announcement at such meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the stockholders as originally noticed. The foregoing notwithstanding. if a notice of any adjourned special meeting of the stockholders is sent to all stockholders entitled to vote thereat which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the stockholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.

SECTION 2. Determination of Stockholders Entitled to Notice and to Vote.

          To determine the stockholders entitled to notice of any meeting of the stockholders or to vote thereat, the Board of Directors may fix in advance a record date as provided in Article VII, Section I of these By-laws, or if no record date is fixed by the Board of Directors, a record date shall be determined as provided by law.

SECTION 3. Voting.

          (a) Except as otherwise required by law, the Certificate of Incorporation or these By-laws, each stockholder present in person or by proxy at a meeting of the stockholders shall be entitled to one vote for each full share of stock registered in the name of such stockholder at the time fixed by the Board of Directors or by law as the record date of the determination of stockholders entitled to vote at such meeting.

          (b) Every stockholder entitled to vote at a meeting of the stockholders may do so either in person or by one or more agents authorized by a written proxy executed by the person or such stockholder's duly authorized agent whether by manual signature, typewriting, telegraphic transmission or otherwise.

          (c) Voting may be by voice or by ballot as the presiding officer of the meeting of the stockholders shall determine. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

          (d) In advance of any meeting of the stockholders, the Board of Directors may appoint one or more persons as inspectors of election ("Inspectors") to act at such meeting. If Inspectors are not so appointed, or if an appointed Inspector fails to appear or fails or refuses to act at a meeting of the stockholders, the presiding officer of any such meeting may, and on the request of any stockholder or such stockholder's proxy shall, appoint Inspectors at such meeting. Each Inspector so appointed shall first subscribe an oath or affirmation to execute faithfully the duties of an Inspector at such meeting of the stockholders with strict impartiality and according to the best of his or her ability. Such Inspectors shall take charge of the ballots at such meeting. After the balloting thereat on any question. the Inspectors shall count the ballots cast thereon and make a written report to the secretary of such meeting of the results thereof.
An Inspector need not be a stockholder of the Corporntion and any officer of the Corporation may be an Inspector on any question other than a vote for or against such officer's election to any position with the Corporation or on any other questions in which such officer may be directly interested. If there are three Inspectors, the determination, report or certificate of two such Inspectors shall be effective as if unanimously made by all Inspectors.

SECTION 4. List of Stockholders.

          The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to such meeting, either at a place within the city where such meeting is to be held and which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list also shall be produced and kept at the time and place of the meeting of the stockholders during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 5. Action by Consent of Stockholders.

          Except as otherwise restricted by law or the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                               ARTICLE III

                            BOARD OF DIRECTORS

SECTION 1. General Powers.

          Unless otherwise restricted by law, the Certificate of Incorporation or these By-laws as to action which shall be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these By-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

          (a) To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these By-laws, fix their compensation and require from them security for faithful service.

          (b) To conduct, manage, and Control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or these By-laws, as they may deem best.

          (c) To change the principal office for the transaction of the business of the Corporation from one location to another as provided in
Article 1, Section 2, hereof, to designate any place within or without the State of Delaware for the holding of any stockholders' meeting or meetings and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with tile provisions of law.

          (d) To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful. in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received or, in the case of shares issued as a dividend, against amounts transfer-red from surplus to stated capital.

          (e) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          (f) To adopt and put into effect such stock option plans, both of general and restricted stock option plan character, and such other employee benefit plans as they may deem advisable for the benefit of employees of the Corporation, and to issue stock in accordance with and pursuant to any such plan.

SECTION 2. Election of Directors.

          (a) Number, Qualification and Term of Office. The authorized number of directors of the Corporation shall be fixed from time to time by the Board of Directors, but shall not be less than three (3). The exact number of directors shall be determined from time to time, either by a resolution or Bylaw provision duly adopted by the Board of Directors. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, each of the directors of the Corporation shall be elected at the annual meeting of the stockholders and each director so elected shall hold office until such director's successor is elected and qualified or until such director's death, resignation, disqualification or removal. Directors need not be stockholders.

          (b) Vacancies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Unless otherwise restricted by law or by the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and under no circumstances by the stockholders), even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders and until such director's successor shall have been elected and qualified, or until such director's death, resignation, disqualification or removal.

          (c) Resignation, Any director may resign from the Board of Directors at any time by giving written notice thereof to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          (d) Nomination of Directors. Candidates for director of the Corporation shall be nominated only either by

              (i) the Board of Directors or a committee appointed by the Board of Directors, or

              (ii) nomination at any stockholders' meeting by or on behalf of any stockholder entitled to vote thereat for the election of such director; provided, that written notice of such stockholder's intent to make such nomination or nominations shall have been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than,
           (1) with respect to an election to be held at an annual meeting of the stockholders, ninety (90) days in advance of such annual meeting, and, (2) with respect to an election to be held at a special meeting of the stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such special meeting is first given to the stockholders entitled to vote thereat. Each such notice by a stockholder shall set forth: (1) the name and address of the (A) stockholder who intends to make the nomination and (B) person or persons to be nominated: (2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting for the person or persons to be nominated and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed with the Securities and Exchange Commission pursuant to the proxy rules promulgated under the Securities Act of 1934, as amended, or any successor statute thereto, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the manually signed consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting of the stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          (e) Removal. Except as provided in the Certificate of Incorporation, any director of the Corporation may be removed from office with or without cause, but only by the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

          (f) Preferred Stock Provisions. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation having a preference over the Class A Common Stock and Class B Common Stock as to dividends or upon liquidation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of the stockholders, the election, term of office, filling of vacancies, nomination, terms of removal and other features of such directorships shall be governed by the terms of Article FOURTH of the Certificate of Incorporation and the resolution or resolutions establishing such class or series adopted pursuant thereto.

SECTION 3. Meetings of the Board of Directors.

          (a) Regular Meetings. Regular meetings of the Board of Directors shall be held without call at the following times:

          (i) at such times as the Board of Directors shall from time to time by resolution determine; and

          (ii) one-half hour prior to any special meeting of the stockholders and immediately following the adjournment of any annual or special meeting of the stockholders.

Notice of all such regular meetings hereby is dispensed with.

          (b) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, any two (2) directors or by any officer authorized by the Board of Directors. Notice of the time and place of special meetings of the Board of Directors shall be given by the Secretary or an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors. Such notice shall be given to each director personally or by mail, messenger, telephone or telegraph at such director's business or residence address. Notice by mail shall be deposited in the United States mail, postage prepaid, not later than the third day prior to the date fixed for such special meeting. Notice by telephone or telegraph shall be sent, and notice given personally or by messenger shall be delivered, at least twenty-four (24) hours prior to the time set for such special meeting. Notice of a special meeting of the Board of Directors need not contain a statement of the purpose of such special meeting.

          (c) Adjourned Meetings. A majority of directors present at any regular or special meeting of the Board of Directors or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of holding any adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

          (d) Place of Meetings. Unless a resolution of the Board of Directors or the written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the Corporation designates a different place within or without the State of Delaware, meetings of the Board of Directors, both regular and special, shall be held at the Corporation's offices at 1777 Murchison Drive, Burlingame, California 94010.

          (e) Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or committee through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

          (f) Quorum. At all meetings of the Board of Directors or any committee thereof, a majority of the total number of directors of the Board of Directors or such committee shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors or any committee thereof, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws. A meeting of the Board of Directors or any committee thereof at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.

          (g) Waiver of Notice. The transactions of any meeting of the Board of Directors or any committee thereof, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 5. Action Without Meeting.

          Any action required or permitted to be taken by the Board of Directors at any meeting thereof or at any meeting of a committee thereof may be taken without a meeting if all members of the Board of Directors or such committee thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee thereof.

SECTION 6. Compensation of Directors.

          Unless otherwise restricted by law, the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors' may be allowed like compensation for attending committee meetings.

SECTION 7. Committees of the Board.

          (a) Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of one or more directors. Each such committee, to the extent permitted by law, the Certificate of Incorporation and these By-laws, shall have and may exercise such of the powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolutions creating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power, at any time for any reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

          (b) Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

          (c) Limits on Authority of Committees. No committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151 (a) of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending any provision of these By-laws; nor, unless the resolutions establishing such committee or the Certificate of Incorporation expressly so provide, shall it have the power or authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger, or to fill vacancies in the Board of Directors.

                             ARTICLE IV

                              OFFICERS

SECTION 1. Officers.

          (a) Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board of Directors, a President, a Secretary and a Treasurer. The Board of Directors also may appoint one or more Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless otherwise required by law, the Certificate of Incorporation or these By-laws.

          (b) Election and Term of Office. The officers shall be elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders and each officer shall hold office until the next annual election of officers and until such officer's successor is elected and qualified, or until such officer's death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

          (c) Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors from time to time.

SECTION 2. Chairman of the Board of Directors.

          The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, as such, shall be responsible for the management and direction of the affairs of the Corporation.
its officers, employees, and agents. The Chairman of the Board of Directors shall exercise such other powers and duties as may be assigned to him by these By-laws or by the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board of Directors shall preside at meetings of the stockholders and the Board of Directors.

SECTION 3. President.

          The President shall assist the Chairman of the Board of Directors in supervising the execution of the policies of the Corporation and in directing and supervising its operations. In the absence of the Chairman of the Board of Directors, the President shall assume the duties of the chief executive officer of the Corporation.

SECTION 4. Vice Presidents.

          In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or these By-laws.

SECTION 5. Secretary and Assistant Secretaries.

          The Secretary shall record or cause to be recorded, in books provided for the purpose, minutes of the meetings of the stockholders, the Board of Directors and all committees of the Board of Directors; see that all notices are duly given in accordance with the provisions of these By-laws as required by law; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

SECTION 6. Treasurer and Assistant Treasurers.

          The Treasurer shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have custody of all funds and securities of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. At the request of the Treasurer, or in the Treasurer's absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant
Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

                               ARTICLE V

                      INDEMNIFICATION AND INSURANCE

SECTION 1. Actions Against Directors and Officers.

          The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.

Section 2. Contract.

          The provisions of Section I of this Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such By-law is in effect, and any repeal or modification thereof shall not affect ally rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

SECTION 3. Nonexclusivity.

          The rights of indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any director or officer of the Corporation may be entitled apart From the provisions of this Article V.

SECTION 4. Indemnification of Employees and Agents.

          The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that such person or such person's testator or intestate, is or was an employee or agent of the Corporation.

SECTION 5. Insurance.

          Upon a resolution or resolutions duly adopted by the Board of Directors of the Corporation, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred by him in any capacity, or arising out of his capacity as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law, the Certificate of Incorporation or these By-laws.

                               ARTICLE VI

                CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares.

          Unless otherwise provided by a resolution of the Board of Directors, the shares of the Corporation shall be represented by a certificate. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, the President or any Vice President and (b) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

SECTION 2. Classes of Stock.

          (a) If the Corporation shall be authorized to issue more titan one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

          (b) Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a), or 218(a) of the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

SECTION 3. Transfer.

          Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

SECTION 4. Record Owner.

          The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person. whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

SECTION 5. Lost Certificates.

          The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                              ARTICLE VII

                             MISCELLANEOUS

SECTION 1. Record Date.

          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If not fixed by the Board of Directors, the record date shall be determined as provided by law.

          (b) A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournments of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

          (c) Holders of stock on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by law, the Certificate of Incorporation or these By-laws.

SECTION 2. Execution of Instruments.

          The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Certificate of Incorporation or these By-laws. Such designation may be general or confined to specific instances.

SECTION 3. Voting of Securities Owned by the Corporation.

          All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the President.

SECTION 4. Corporate Seal.

          The Corporation shall have a corporate seal in such form as shall be prescribed and adopted by the Board of Directors.

SECTION 5. Construction and Definitions.

          Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws.

SECTION 6. Amendments.

          Subject to the provisions of the Certificate of Incorporation and these By-laws, these By-laws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote thereat; provided, that in the notice of any such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-laws, or enact such other By-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.